Versant Announces Agreement to be Acquired by UNICOM
FOR IMMEDIATE RELEASE: October 1, 2012
Versant Contact:
Mr. Jerry Wong
Chief Financial Officer
Versant Corporation
(650) 232-2400
jwong@versant.com

UNICOM Contact:
Mr. Russ Guzzo
Director of Sales and Marketing
UNICOM Systems, Inc.
(818) 838-0606
Russ.guzzo@unicomglobal.com

MISSION HILLS, CA and REDWOOD CITY, CA, October 1, 2012 - Versant Corporation ("Versant") (NASDAQ: VSNT), an industry leader in specialized data management software, announced today that it has signed a definitive agreement to be acquired by UNICOM Systems, Inc. (“UNICOM”), a global information technology company and part of the UNICOM group of companies. The agreement provides for a merger of Versant with a subsidiary of UNICOM in which shareholders of Versant common stock will receive $11.50 per common share in cash. This price represents a premium of approximately 17% on Versant's closing price of $9.85 per share on September 28, 2012. The total transaction consideration is expected to be approximately $32 million.
“This merger will deliver premium value and liquidity to Versant's shareholders. Versant is excited to partner with UNICOM to continue to expand the Company's market leadership position,” said Bernhard Woebker, Versant's President and Chief Executive Officer. “UNICOM is very excited about the business opportunities that this acquisition creates, and Versant's Redwood City and Hamburg operations will enhance our existing presence in both California and Germany,” said Corry Hong founder, President and Chief Executive Officer of UNICOM.
The transaction has been unanimously approved by Versant's Board of Directors and is currently expected to close within Versant's fiscal 2013 first quarter ending January 31, 2013. Following completion of the transaction, Versant will be wholly owned by UNICOM and its stock will no longer trade on the NASDAQ.  Due to the pending transaction with UNICOM, Versant is withdrawing previously issued financial guidance with respect to the full fiscal year ending October 31, 2012. In addition, Versant has terminated its 2012 Stock Repurchase Program as of September 28, 2012.
The agreement with UNICOM is subject to customary closing conditions, including the approval of Versant's shareholders and a covenant that Versant not allow its combined cash and qualified accounts receivable at closing to fall below a certain threshold.
Under the terms of the agreement, Versant is permitted to solicit alternative acquisition proposals from third parties through October 29, 2012 and intends to consider any such proposals. In addition, subject to the terms of the agreement, Versant may respond to unsolicited alternative acquisition proposals. There can be no assurance that any such proposal will be received or that any proposal will result in an alternative acquisition transaction. Subject to the terms of the agreement, under certain circumstances a break-up fee may be payable to UNICOM or Versant in connection with the termination of the agreement.
RBC Capital Markets, LLC is serving as Versant's financial advisor with respect to the transaction with UNICOM and Fenwick & West LLP is serving as Versant's legal counsel.

About Versant Corporation
Versant Corporation (NASDAQ:VSNT) is an industry leader in building specialized NoSQL data management systems to enable the real-time enterprise. Using the Versant Database Engine, enterprises can handle complex information in environments that demand high performance, concurrency, and availability, significantly cut hardware and administration costs, speed and simplify development, and deliver products with a strong competitive edge. Versant's solutions are deployed in over 150,000 installations across a wide array of industries, including telecommunications, energy, financial services, transportation, manufacturing, and defense. For more than 20 years, Versant has been a trusted partner of Global 2000 companies such as Ericsson, Verizon, Siemens, and Financial Times, as well as the U.S. Government. For more information, call 650-232-2400 or visit www.versant.com.
About UNICOM Systems, Inc.
UNICOM Systems, Inc., a division of the UNICOM group of companies, is a global leader in providing innovative software and solutions for the enterprise computing community. Through over three decades of continued development and commitment, UNICOM has redefined the economics and quality of automation for its customers, delivering a new era of collaboration, data management, data-warehousing, outsourcing, integration, communications and commerce.
About The UNICOM Group www.unicomglobal.com
The UNICOM Group consists of over twenty five (25) entities with offices in Los Angeles, Dallas, Boston, Virginia, New Hampshire, New Jersey, Germany, France, UK, Ireland, Italy, Spain, Belgium and Switzerland. UNICOM focuses on acquiring and integrating mature and growing mid-cap NASDAQ, London Stock Exchange AIM and German publically-traded companies in the technology, financing, real estate, and business services. UNICOM offers deep in-house resources and flexible solutions to sellers worldwide, including privatization, core-products consolidation, IT assets alignments, management independence, integration matrix, and global business strategy.

For more information about the UNICOM group of companies please go to:

www.unicomglobal.com     Asset, Capital and Investment Management
www.unicomsi.com     IBM Mainframe software products
www.gtsi.com     Government IT solutions provider
www.nei.com    Hardware appliance and network platform
www.detec.com                 Document Composition products
www.softlanding.com       AS/400 and System i software products
www.macro4.com             Document Management products
www.illustro.com      z/OS and z/VSE software products
www.iet-solutions.com     ITIL ITSM software products
www.eden.com      Domino Notes and Open Systems products
www.cics.com      Hardware, Software, Outsourcing and Professional Services

Information regarding the solicitation of proxies
In connection with the proposed transaction, Versant will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of its shareholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the shareholders of Versant in advance of the special meeting. Shareholders of Versant are urged to carefully read the proxy statement and other relevant materials when they become available because they will contain important information about Versant and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and other relevant documents filed by Versant with the SEC (when available) at the SEC’s website at www.sec.gov. Each of these documents is, or will be, available for free at the SEC’s Web site at www.sec.gov and at the Versant Investor Relations Web site at:www.versant.com/company/investor-relations.

Forward Looking Statements Involve Risks and Uncertainties
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include statements regarding the potential consummation of the merger transaction with UNICOM on the terms and price described, the potential timing of consummation of the merger and the potential results of the merger transaction. The accuracy of the forward looking statements in this press release cannot be guaranteed as they are subject to a variety of risks and uncertainties that may cause these forward-looking statements to be incorrect or to differ materially from future events, including but not limited to, whether the required Versant shareholder approval for the transaction will be obtained, the inability to satisfy closing conditions to the transaction, our ability to maintain our cash and accounts receivable balances and our operating results pending completion of the transaction, our ability to retain key personnel, uncertainties as to the timing of the closing of the merger, the impact of the proposed merger on our operations, the possibility that competing offers will be made and that Versant will enter into an alternative transaction, and those other factors contained in the Company's most recent Annual Report on Form 10-K, its reports on Form 10-Q and its reports on Form 8-K.

The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Information concerning factors that could adversely affect our business and results can be found in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's most recent Annual Report on Form 10-K for the year ending October 31, 2011, its reports on Form 10-Q and its reports on Form 8-K.

UNICOM is a registered trademark of UNICOM Systems, Inc. in the United States.
Versant is a registered trademark or trademark of Versant Corporation in the United States.